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                                                                    EXHIBIT 21


                   SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                             AS OF DECEMBER 31, 1996



                                                                  STATE OF
                                SUBSIDIARY *                    ORGANIZATION
                                ------------                    ------------
KOSMOS CEMENT COMPANY (A PARTNERSHIP).....................         KENTUCKY



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*KOSMOS CEMENT COMPANY CONDUCTS BUSINESS UNDER ITS NAME.